UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2006

TOWER TECH HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-31313 (Commission File Number)	88-0409160 (IRS Employer Identification No.)

980 Maritime Drive, Suite 6, Manitowoc, Wisconsin 54220

(Address of principal executive offices) (Zip Code)

(920) 684-5531

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 27, 2006, the registrant entered into an Investment Agreement with Dutchess Private Equities Fund, L.P. (the “Investor”). Pursuant to this Agreement, the Investor shall commit to purchase up to $15,000,000 of the registrant’s common stock over the course of 24 months. The amount that the registrant shall be entitled to request from each purchase (“Puts”) shall be equal to, at the registrant’s election, either (i) $250,000 or (ii) 200% of the average daily volume (U.S. market only) of the common stock for the 10 trading days prior to the applicable put notice date, multiplied by the average of the 3 daily closing bid prices immediately preceding the put date. The put date shall be the date that the Investor receives a put notice of a draw down by the registrant. The purchase price shall be set at 94% of the lowest closing Best Bid price of the common stock during the pricing period. The pricing period shall be the 5 consecutive trading days immediately after the put notice date. There are put restrictions applied on days between the put date and the closing date with respect to that particular Put. During this time, the registrant shall not be entitled to deliver another put notice. Further, the registrant shall reserve the right to withdraw that portion of the Put that is below 90% of the lowest closing bid pirces for the 10-trading day period immediately preceding each put notice.

The registrant is obligated to file a registration statement with the Securities and Exchange Commission (“SEC”) covering the shares of common stock underlying the Investment Agreement within 30 days after the closing date. In addition, the registrant is obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 120 days after the filing of the registration statement.

In connection with the Investment Agreement, the registrant paid the Investor a due diligence fee of $7,500 and has agreed to pay an additional $7,500 upon the effective date of the registration statement.

Item 3.02	Unregistered Sales of Equity Securities

See Item 1.01 above.

The registrant claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering, the Investor is an “accredited investor” and/or qualified institutional buyer, the Investor has access to information about the registrant and its investment, the Investor will take the securities for investment and not resale, and the registrant is taking appropriate measures to restrict the transfer of the securities.

In connection with each Put, the registrant has agreed to pay Instream Capital Partners 1% of the Put amount on each draw, not to exceed $10,000 during the 24-month period commencing upon the effective date of the registration statement described above.

Item 9.01	Financial Statements and Exhibits

Regulation S-K Number	Document
10.1	Investment Agreement, dated as of June 27, 2006, by and between Tower Tech Holdings, Inc. and Dutchess Private Equities Fund, L.P.

Regulation S-K Number	Document
10.2	Registration Rights Agreement, dated as of June 27, 2006, by and between Tower Tech Holdings, Inc. and Dutchess Private Equities Fund, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWER TECH HOLDINGS INC.
June 29, 2006	By: /s/ Samuel W. Fairchild Samuel W. Fairchild Interim Chief Executive Officer

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